================================================================================
                                                                    EXHIBIT 99.1
                         OCWEN FINANCIAL CORPORATION(R)
================================================================================

FOR IMMEDIATE RELEASE                        FOR FURTHER INFORMATION, CONTACT:
                                                  ROBERT J. LEIST, JR.
                                                  VICE PRESIDENT &
                                                  CHIEF ACCOUNTING OFFICER
                                                  T: (561) 682-7958
                                                  E: rleist@ocwen.com

                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                              THIRD QUARTER RESULTS

WEST PALM BEACH, FL - (November 9, 2000) Ocwen Financial Corporation (NYSE: OCN) today reported a net loss for its third quarter ended September 30, 2000 of $(0.7) million, or $(0.01) per share, compared to net income of $12.8 million or $0.21 per share for the 1999 third quarter. For the nine months ended September 30, 2000, the Company reported a net loss of $(7.2) million or $(0.11) per share compared to net income of $18.6 million or $0.31 per share in the same period of 1999.

Chairman and CEO William C. Erbey stated "While third quarter results are disappointing, our loan and servicing businesses continue to be profitable. Our ongoing investment in our technology business, OTX, reflects a consistent pace with the second quarter, and we have begun to see progress in the acceptance of our REALTrans(SM) platform. We are in the process of completing servicing acquisitions that would add approximately 45,000 loans or $1.4 billion during the fourth quarter to our current base of 127,000 loans or $10.7 billion, and we anticipate a gain from selling our investment in Kensington Group plc. Ocwen also continued to strengthen its balance sheet during the third quarter through debt repurchases and repayments and through the sale of our San Francisco properties. We remain focused on completing our transition plan and are confident that we have the human and financial resources needed to achieve our objectives."

The Company's loan and servicing businesses, in the aggregate, reflected improved results vs. comparable periods in 1999, recording net income of $2.3 million in the 2000 third quarter vs. a net loss of $(4.3) million in the third quarter of 1999. For the nine months ended September 30, 2000 aggregate results reflected net income of $17.4 million as compared to $6.7 million in the same period of 1999, despite the fact that no securitization gains were recorded in 2000. This reflects the Company's decision in the third quarter of 1999 to discontinue the practice of structuring securitizations as sale transactions, thus precluding the recognition of gain-on-sale accounting.

Continuing investments in OTX in the third quarter of 2000 resulted in a net loss of $(5.8) million, compared to $(2.5) million in the 1999 third quarter. OTX results reflected a loss of $(15.5) million for the nine months ended September 30, 2000 vs. $(6.5) million for the same period in 1999. These results reflect the ongoing effort in OTX to complete the development of its advanced technology products and to broaden its marketing campaigns, the costs of which are reflected in current earnings.

The third quarter of 2000 also included net income in the Commercial Real Estate business of $9.5 million, primarily reflecting pre-tax gains of $16.7 million on the sales of the Company's commercial properties at 10 United Nations Plaza and 450 Sansome Street in San Francisco.

UK Operations reflected a net loss of $(0.8) million for the third quarter of 2000, and $(3.7) million for the nine month period, compared to net income of $30.0 million and $39.5 million for the comparable periods in 1999. This change reflects the sale of the Company's wholly owned subsidiary, Ocwen UK plc for a pre-tax gain of $50.4 million in the third quarter of 1999. In 2000, UK operations reflect the results of the Company's equity investment in Kensington Group plc.

The Company's net interest margin declined to 0.18% for the quarter ended September 30, 2000 from 3.61% for the quarter ended September 30, 1999, and to 0.67% for the nine months ended September 30, 2000 from 4.26% for the nine months ended September 30, 1999. A significant factor in this decline is the growth of the servicing business and the increase in real estate assets resulting from the acquisition of Ocwen Asset Investment Corp. and other transactions. These developments have increased the amount of non-interest earning assets on the balance sheet that are largely funded by interest bearing liabilities.

Ocwen Financial Corporation Third Quarter Results
November 9, 2000

Additionally, net interest margin was reduced due to the Company's decision to exit its subprime origination businesses in the U.S. and the U.K., both of which generated a high net interest spread during 1999.

Third quarter 2000 results included extraordinary gains of $2.6 million (net of tax) related to the repurchase on the open market of $15.1 million face value of the 11.5% senior notes and $2.0 million face value of the 10 7/8% Capital Securities. For the nine months ended September 30, 2000, the Company reported extraordinary gains of $8.7 million. Extraordinary gains of $0.3 million were reported in both the 1999 third quarter and the nine-month period. The Company continues to consider additional debt repurchases.

Notwithstanding the year to date net loss, the Company's financial position has strengthened during 2000 and remains strong. Total assets declined by $466 million, or 14% from December 31, 1999 levels. Equity as a percent of assets increased from 15.4% at December 31, 1999 to 17.4% at September 30, 2000. During the period from December 31, 1999 to September 30, 2000, debt levels excluding deposits have been reduced by $137.9 million, or 25% in the aggregate.

RECENT DEVELOPMENTS

On November 1, 2000, the Company sold its remaining San Francisco office building (225 Bush Street) for $143.5 million realizing net proceeds of approximately $60.3 million and a gain of $0.1 million.

The Company intends to sell its entire minority interest in Kensington Group plc during the fourth quarter. This sale is subject to a number of uncertainties, but it is the Company's expectation that it will realize a gain upon its completion.

Ocwen Technology Xchange, Inc. is achieving growing acceptance of its REALTrans platform in the market place. The number of service requestors has grown to 16, with an additional 14 requestors already committed to begin use of the system shortly. Active service providers have grown from 1,200 as of June 30, 2000 to approximately 3,100.

Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary businesses are the servicing and resolution of subperforming and nonperforming residential and commercial mortgage loans, as well as the related development of loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.
             -------------

REAL-e(TM), REALSynergy(TM) and REALTrans(SM) are the property of Ocwen Financial Corporation. All other product names are the property of their respective owners.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology such as "anticipate," "pending," "ongoing," "commitment," "continue," "expect," "intend," "plan," "will," future or conditional verb tenses, similar terms, variations on such terms or negatives of such terms. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of factors, including changes in market conditions as they exist on the date hereof, applicable economic environments, government fiscal and monetary policies, prevailing interest or currency exchange rates, effectiveness of interest rate, currency and other hedging strategies, laws and regulations affecting financial institutions and real estate operations (including regulatory fees, capital requirements, income and property taxation and environmental compliance), uncertainty of foreign laws, competitive products, pricing and conditions, credit, prepayment, basis, default, subordination and asset/liability risks, loan servicing effectiveness, the ability to identify acquisitions and investment opportunities meeting OCN's investment strategy, satisfaction or fulfillment of agreed upon terms and conditions of closing or performance, timing of transaction closings, software integration, development and licensing, effectiveness, damage to the Company's computer equipment and the information stored in its data centers, financial and securities markets, availability of adequate and timely sources of liquidity, dependence on existing sources of funding, ability to repay or refinance indebtedness (at maturity or upon acceleration), availability of discount loans for purchase, size of, nature of and yields available with respect to the secondary market for mortgage loans, financial, securities and securitization markets in general, allowances for loan losses, geographic concentrations of assets, changes in real estate conditions (including valuation, revenues and competing properties), adequacy of insurance coverage in the event of a loss, integration of the business of OAC, the market prices of the common stock of OCN, other factors generally understood to affect the real estate acquisition, mortgage and leasing markets, securities investments and the software and technologies industries, and other risks detailed from time to time in OCN's reports and filings with the Securities and Exchange Commission, including its periodic reports on Forms 8-K, 10-Q and 10-K, including Exhibit 99.1 attached to OCN's Form 10-K for the year ended December 31, 1999.

Ocwen Financial Corporation Third Quarter Results
November 9, 2000

NET (LOSS) INCOME BY BUSINESS SEGMENT

For the Periods Ended September 30,                         Three Months             Nine Months
-----------------------------------                     ---------------------    -------------------
(Dollars in thousands)                                     2000        1999        2000        1999
                                                        ---------    --------    --------    --------
Single family residential discount loans .............   $  4,157    $ (4,154)   $ 11,624    $ (9,472)
Commercial loans .....................................     (3,887)     (2,185)     (2,437)      8,043
Domestic residential mortgage loan servicing .........      2,008       2,000       8,242       8,091
Investment in low-income housing tax credits .........     (2,500)      4,163      (1,308)      6,612
OTX ..................................................     (5,756)     (2,535)    (15,502)     (6,479)
Commercial Real Estate ...............................      9,489          39      12,199         209
UK operations (1) ....................................       (798)     30,049      (3,730)     39,005
Domestic subprime single family residential lending ..     (4,832)    (10,217)    (12,740)    (11,454)
Unsecured collections ................................     (2,235)     (1,027)     (6,598)     (2,492)
Ocwen Realty Advisors ................................       (291)         --          (2)         --
Corporate items and other ............................      3,965      (3,357)      3,075     (13,503)
                                                         --------    --------    --------    --------
                                                         $   (680)   $ 12,776    $ (7,177)   $ 18,560
                                                         ========    ========    ========    ========

(1)      1999 includes Ocwen UK, which was sold in September 1999

ASSET ACQUISITION
(Unpaid principal balances)


For the Periods Ended September 30,      Three Months                             Nine Months
----------------------------------- -----------------------     Increase     -----------------------     Increase
(Dollars in thousands)                 2000         1999       (Decrease)       2000         1999       (Decrease)
                                    ----------   ----------    ----------    ----------   ----------    ----------
Discount Loan Acquisitions:
   Single family residential ....   $    6,722   $   61,725    $  (55,003)   $  155,881   $  335,808    $ (179,927)
   Multi-family residential .....           28        3,353        (3,325)       21,322       75,312       (53,990)
   Commercial real estate .......        1,000       15,514       (14,514)       19,119      147,304      (128,185)
   Other ........................           --        4,274        (4,274)       10,030       12,900        (2,870)
                                    ----------   ----------    ----------    ----------   ----------    ----------
                                    $    7,750   $   84,866    $  (77,116)   $  206,352   $  571,324    $ (364,972)
                                    ==========   ==========    ==========    ==========   ==========    ==========
Subprime Loan Purchases
   and Originations:
         Domestic ...............   $       --   $   18,052    $  (18,052)   $       --   $  253,869    $ (253,869)
         Foreign (Ocwen UK) .....           --      223,390      (223,390)           --      516,396      (516,396)
                                    ----------   ----------    ----------    ----------   ----------    ----------
                                    $       --   $  241,442    $ (241,442)   $       --   $  770,265    $ (770,265)
                                    ==========   ==========    ==========    ==========   ==========    ==========
Investments in Real Estate (1) ..   $       --   $       --    $       --    $  147,448   $       --    $  147,448
                                    ==========   ==========    ==========    ==========   ==========    ==========

(1) Represents net book value of commercial loans and related assets classified as investments in real estate.

Ocwen Financial Corporation Third Quarter Results
November 9, 2000

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                       Three Months                    Nine Months
                                                               ----------------------------    ----------------------------
For the periods ended September 30,                                2000            1999            2000            1999
------------------------------------------------------------   ------------    ------------    ------------    ------------
INTEREST INCOME:
  Federal funds sold and repurchase agreements .............   $      2,544    $        958    $      5,118    $      6,412
  Securities available for sale ............................         12,831          15,350          42,508          48,199
  Loans available for sale .................................            450           6,233           2,174          25,376
  Investment securities and other ..........................            352             502           1,181           1,537
  Loan portfolio ...........................................          4,651           3,941          13,956          18,985
  Match funded loans and securities ........................          2,611              --           8,874              --
  Discount loan portfolio ..................................         21,848          29,035          70,021          84,591
                                                               ------------    ------------    ------------    ------------
                                                                     45,287          56,019         143,832         185,100
                                                               ------------    ------------    ------------    ------------
INTEREST EXPENSE:
  Deposits .................................................         25,852          24,779          75,330          75,166
  Securities sold under agreements to repurchase ...........          2,761           2,120          10,685           5,891
  Bonds-match funded agreements ............................          2,948              --           9,095              --
  Obligations outstanding under lines of credit ............          4,371           3,101          11,783          12,219
  Notes, debentures and other interest bearing
     obligations ...........................................          8,501           6,787          26,598          20,147
                                                               ------------    ------------    ------------    ------------
                                                                     44,433          36,787         133,491         113,423
                                                               ------------    ------------    ------------    ------------
  Net interest income before provision for loan
     losses ................................................            854          19,232          10,341          71,677
  Provision for loan losses ................................          6,861             826          12,604           5,188
                                                               ------------    ------------    ------------    ------------
  Net interest (loss) income after provision for
     loan losses ...........................................         (6,007)         18,406          (2,263)         66,489
                                                               ------------    ------------    ------------    ------------

NON-INTEREST INCOME:
  Servicing fees and other charges .........................         22,517          19,584          63,647          56,764
  Gain on interest earning assets, net .....................          1,453             442          17,717          43,585
  Unrealized loss on trading securities ....................         (2,406)             --          (2,406)             --
  Impairment charges on securities available
     for sale ..............................................             --         (19,211)        (11,597)        (48,080)
  (Loss) gain on real estate owned, net ....................         (4,621)         (1,508)        (14,634)          1,798
  Net operating gains (losses) on investments
     in real estate ........................................          9,153          (2,169)         22,769          (1,927)
  Amortization of excess of net assets acquired
     over purchase price ...................................          2,995              --           8,788              --
  Other income .............................................         20,445          65,105          33,431          80,731
                                                               ------------    ------------    ------------    ------------
                                                                     49,536          62,243         117,715         132,871
                                                               ------------    ------------    ------------    ------------
NON-INTEREST EXPENSE:
  Compensation and employee benefits .......................         22,134          29,451          61,114          80,991
  Occupancy and equipment ..................................          3,141           4,331           9,356          15,053
  Technology and communication costs .......................          6,003           4,275          16,698          14,818
  Loan expenses ............................................          3,583           3,992          10,500          10,773
  Net operating losses on investments in certain
     low-income housing tax credit interests ...............          3,691           1,094           6,030           4,558
  Amortization of excess of purchase price over
     net assets acquired ...................................            778             284           2,346             771
  Other operating expenses .................................          5,370           8,701          18,574          25,312
                                                               ------------    ------------    ------------    ------------
                                                                     44,700          52,128         124,618         152,276
                                                               ------------    ------------    ------------    ------------
Distributions on Company-obligated, mandatory
     redeemable securities of subsidiary
     trust holding solely junior subordinated debentures ...          2,730           3,400           8,842          10,196
Equity in losses of investments in unconsolidated entities .            893           4,768           4,965           9,483
                                                               ------------    ------------    ------------    ------------
(Loss) income before income taxes and extraordinary gain ...         (4,794)         20,353         (22,973)         27,405
Income tax benefit (expense) ...............................          1,486          (8,199)          7,122          (9,595)
Minority interest in net loss of consolidated subsidiary ...             --             369              --             497
                                                               ------------    ------------    ------------    ------------
(Loss) income before extraordinary gain ....................         (3,308)         12,523         (15,851)         18,307
Extraordinary gain on repurchase of debt, net of taxes .....          2,628             253           8,674             253
                                                               ------------    ------------    ------------    ------------
Net (loss) income ..........................................   $       (680)   $     12,776    $     (7,177)   $     18,560
                                                               ============    ============    ============    ============

(LOSS) EARNINGS PER SHARE:
  Basic:
     Net (loss) income before extraordinary gain ...........   $      (0.05)   $       0.21    $      (0.24)   $       0.30
     Extraordinary gain ....................................           0.04              --            0.13            0.01
                                                               ------------    ------------    ------------    ------------
     Net (loss) income .....................................   $      (0.01)   $       0.21    $      (0.11)   $       0.31
                                                               ============    ============    ============    ============

  Diluted:
     Net (loss) income before extraordinary gain ...........   $      (0.05)   $       0.21    $      (0.24)   $       0.30
     Extraordinary gain ....................................           0.04              --            0.13            0.01
                                                               ------------    ------------    ------------    ------------
     Net (loss) income .....................................   $      (0.01)   $       0.21    $      (0.11)   $       0.31
                                                               ============    ============    ============    ============

Weighted average common shares outstanding:
  Basic ....................................................     67,152,363      60,427,623      67,519,428      60,652,865
                                                               ============    ============    ============    ============
  Diluted ..................................................     67,152,363      60,460,314      67,519,428      60,691,416
                                                               ============    ============    ============    ============

Ocwen Financial Corporation Third Quarter Results
November 9, 2000

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except share data)
                                                                 September 30, 2000   December 31, 1999
                                                                 ------------------   -----------------
ASSETS:
Cash and amounts due from depository institutions .............  $           31,055   $         153,459
Interest earning deposits .....................................              16,422             116,399
Federal funds sold ............................................             179,000             112,000
Securities available for sale, at fair value:
      Collateralized mortgage obligations (AAA-rated) .........                  --             392,387
      Subordinates, residuals and other securities ............                  --             195,131
Trading securities, at fair value:
      Collateralized mortgage obligations (AAA-rated) .........             372,541                  --
      Subordinates, residuals and other securities ............             123,754                  --
Loans available for sale, at lower of cost or market ..........              12,323              45,213
Real estate held for sale .....................................             160,589                  --
Low-income housing tax credit interests held for sale .........              75,478                  --
Investment securities .........................................              13,257              10,965
Loan portfolio, net ...........................................             115,103             157,408
Discount loan portfolio, net ..................................             701,941             913,229
Match funded loans and securities, net ........................             123,900             157,794
Investments in low-income housing tax credit interests ........              68,271             150,989
Investments in unconsolidated entities ........................              29,803              37,118
Real estate owned, net ........................................             169,200             167,506
Investment in real estate .....................................             151,242             268,241
Premises and equipment, net ...................................              44,922              49,038
Income taxes receivable .......................................              22,827                  --
Deferred tax asset, net .......................................             131,306             136,920
Excess of purchase price over net assets acquired .............              10,861              13,207
Principal, interest and dividends receivable ..................               9,528              10,024
Escrow advances on loans and loans serviced for others ........             211,253             162,548
Other assets ..................................................              68,607              59,737
                                                                 ------------------   -----------------
                                                                 $        2,843,183   $       3,309,313
                                                                 ==================   =================
LIABILITIES AND STOCKHOLDERS' EQUITY LIABILITIES:
  Deposits ....................................................  $        1,604,640   $       1,842,286
  Securities sold under agreements to repurchase ..............               5,692              47,365
  Bonds-match funded agreements ...............................             114,687             141,515
  Obligations outstanding under lines of credit ...............             135,644             187,866
  Notes, debentures and other interest bearing
      obligations .............................................             273,562             317,573
  Accrued interest payable ....................................              37,692              32,569
  Excess of net assets acquired over purchase price ...........              47,923              56,841
  Income taxes payable ........................................                  --               6,369
  Accrued expenses, payables and other liabilities ............              30,193              57,487
                                                                 ------------------   -----------------
      Total liabilities .......................................           2,250,033           2,689,871
                                                                 ------------------   -----------------

  Company obligated, mandatorily redeemable securities of
      subsidiary trust holding solely junior subordinated
      debentures of the Company ...............................              99,390             110,000

  STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value; 20,000,000 shares
      authorized; 0 shares issued and outstanding .............                  --                  --
   Common stock, $.01 par value; 200,000,000 shares
      authorized; 67,152,363 and 68,571,575 shares
      issued and outstanding at September 30, 2000,
      and December 31, 1999, respectively .....................                 672                 686
   Additional paid-in capital .................................             223,148             232,340
   Retained earnings ..........................................             269,825             277,002
   Accumulated other comprehensive income, net of taxes:
      Net unrealized gain on securities available for sale ....                  --                 163
      Net unrealized foreign currency translation gain (loss) .                 115                (749)
                                                                 ------------------   -----------------
   Total stockholders' equity .................................             493,760             509,442
                                                                 ------------------   -----------------
                                                                 $        2,843,183   $       3,309,313
                                                                 ==================   =================

                                        9